Exhibit 23.3

CONSENT OF SIMON HARDER HOLM NIELSEN

CIC Ltd.

Airport House 2, Nikao, Rarotonga

Cook Islands

Phone: +682 70 827 (CK)/ +64 027 778 5663 (NZ), email: simon@cic.co.ck

Date: 8/10/2026

Consent to Use of Technical Report Summary under Regulation S-K Subpart 1300 Regarding

Form 10-Q filed by Odyssey Marine Exploration, Inc. (the “Company”)

I, Simon Harder Holm Nielsen, in connection with the Company’s Quarterly Report on Form 10-Q, to be filed on or about August 14, 2026 (together with any amendments thereof, the “Form 10-Q”), consents to:

•
the incorporation by reference by the Company and use of the technical report titled “Initial Assessment for the EL1,” with an effective date of 12/31/2025 and issue date of 2/9/2026 (the “Technical Report Summary”), that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”), that was filed as Exhibit 96.1 to and referenced in the Company’s Registration Statement on Form S-4, filed with the SEC on May 11, 2026;
•
the use of and references to, any extracts from or a summary of the information from the Technical Report Summary in the Form 10-Q and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by me, that I supervised the preparation of, and/or that was reviewed and approved by me, that is included or incorporated by reference in the Form 10-Q; and
•
the use of my name, qualifications, professional designations, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), and technical opinions in connection with the Technical Report Summary and the Form 10-Q.

I am responsible for the preparation of, and this consent pertains to, the Technical Report Summary. I certify that I have read the Form 10-Q and that it fairly and accurately represents the information in the Technical Report Summary for which it is responsible.

/s/ SHN

Simon Harder Holm Nielsen, Dr. Scient.

Qualified Person (as defined in Regulation S-K Subpart 1300)

AusIMM Member 3126244

CIC Ltd.